STEEL TECHNOLOGIES INC.
	NONEMPLOYEE DIRECTORS STOCK PLAN


1.	Purpose.  The Steel Technologies Inc. Nonemployee Directors
Stock Plan (the "Plan") is intended to increase the proprietary interest of nonemployee members of the Board of Directors (the "Board") of Steel Technologies Inc. (the "Company") by providing further opportunity for ownership of the Company's common stock (the "Stock"), and to increase their incentive to contribute to the success of the Company's business.

2.	Shares of Stock.

	(a)	Shares Reserved for Issuance.  Shares of Stock which
may be issued under the Plan may either be authorized but unissued shares or issued shares which have been reacquired by the Company, provided that the total number of shares of Stock which shall be reserved and available for issuance under the Plan shall not exceed 25,000 shares, subject to adjustment pursuant to paragraph (b) below.

	(b)	Capital Adjustments.  In the event of a change in the
number or class of shares of Stock as a result of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other similar change in capitalization, the maximum number or class of shares available for issuance under the Plan, and the number or class of shares of Stock to be delivered hereunder shall be proportionately adjusted to reflect any such change.

3.	Stock in Lieu of Directors Fees.

	(a)	Mandatory Portion.  For each calendar year commencing
with the calendar year beginning January 1, 1997, each member of the Board who is not an employee of the Company or any of its subsidiaries (an "Eligible Director") and has not attained, as of the first day of any such year, the age of 60, shall receive a whole number of shares of Stock equal in value to 50% of the annual retainer fee (the "Fee") to be earned by the Eligible
Director during each such calendar year. Such shares of Stock shall be received in lieu of the payment of cash in respect of 50% of such Fee. Such shares shall be issued to each Eligible Director, in substantially equal installments, on the last business day of each calendar quarter of each such calendar year
(the "Normal Stock Payment Date"), except to the extent that a Deferral Election (as defined in Section 4 hereof) shall be in effect with respect to such shares or to the extent that Section
6 hereof applies.

	The number of shares of Stock which each Eligible Director shall be entitled to receive pursuant to this paragraph (a) shall be equal to 50% of the amount of the Fee which otherwise would have been payable to such Eligible Director during the calendar quarter divided by the Fair Market Value (as hereinafter defined) on the last trading day immediately preceding each Normal Stock Payment Date. "Fair Market Value" shall mean, as of any specified date, the average of the high and low trading price of a share of Stock as reported on the National Association of Securities Dealers Automated Quotation System or, if the Stock is admitted to trade on a national securities exchange, on such exchange. The value of fractional shares shall be paid to the Eligible Director in cash.

	(b)	Elective Portion.  In addition to the shares of Stock
received pursuant to Section 3(a) hereof, for each calendar year commencing with the calendar year beginning January 1, 1997, (i) each Eligible Director subject to Section 3(a) hereof may elect to receive a whole number of shares of Stock equal in value (determined in accordance with paragraph (a) above) to not more than 50% of his or her Fee to be earned by the Eligible Director during each such calendar year, and (ii) each Eligible Director not subject to Section 3(a) hereof may elect to receive a whole number of shares of Stock equal in value (determined in accordance with paragraph (a) above) to not more than 100% of his or her Fee to be earned by the Eligible Director during each such calendar year. Such shares of Stock shall be received in lieu of the payment of cash in respect of the specified percentage (which shall be in increments of 10%) of such Fee. Such shares shall be issued to each such Eligible Director, in substantially equal installments, on the Normal Stock Payment Dates, except to the extent that a Deferral Election (as defined in Section 4 hereof) shall be in effect with respect to such shares or to the extent that Section 6 hereof applies. The value of fractional shares shall be paid to the Eligible Director in cash.

4.	Deferral Election.

	(a)	Participant Account.  Each Eligible Director may elect
to defer the receipt (a "Deferral Election") of all or a portion of the shares of Stock otherwise issuable on a Normal Stock
Payment Date pursuant to Sections 3(a) or 3(b) hereof. In such event, there shall be credited to an account established and maintained on behalf of such Eligible Director, as of the date on which shares of Stock would otherwise be issued hereunder, a number of shares ("Deferred Shares") equal to the number of shares otherwise issuable on such date.

	(b)	Distribution of Shares.  The Eligible Director shall
elect that Deferred Shares be distributed in a lump sum or in equal annual installments (not exceeding ten), with the lump sum or first installment to be distributed on the tenth day of the calendar month immediately following either (i) the month in which the director ceases to be a director of the Company or (ii) the earlier of the month in which the director ceases to be a director of the Company or a date designated by the director; provided, however, that the foregoing shall be subject to Section
6 hereof. Installments subsequent to the first installment shall be distributed on each successive anniversary date of the first installment until all of the Eligible Director's Deferred Shares shall have been distributed.

	In the event the Eligible Director should die before all of the director's Deferred Shares have been distributed, the balance of the Deferred Shares shall be distributed in a lump sum to the beneficiary or beneficiaries designated in writing by the Eligible Director, or if no designation has been made, to the estate of the Eligible Director as soon as reasonably practicable following the death of the Eligible Director.

	(c)	Dividend Equivalents.  Deferred Shares shall be
credited with an amount equivalent to the dividends which would have been paid on an equal number of outstanding shares of Stock ("Dividend Equivalents"). Dividend Equivalents shall be credited
(i) as of the payment date of such dividends, and (ii) only with respect to Deferred Shares which were otherwise issuable as of a Normal Stock Payment Date, or into which Dividend Equivalents were converted pursuant to the second paragraph of this Section 4(c), prior to the record date of the dividend. Deferred Shares held pending distribution shall continue to be credited with Dividend Equivalents.

	Dividend Equivalents so credited shall be converted into an additional whole number of Deferred Shares as of the payment date of the dividend (based on the Fair Market Value of the Stock on such payment date). Such Deferred Shares shall thereafter be treated in the same manner as any other Deferred Shares under the Plan. Dividend Equivalents resulting in fractional shares shall be held and accumulated for the credit of the Eligible Director until the next dividend payment date and until the amount of such Dividend Equivalents representing fractional shares is sufficient in amount to be converted into a whole number of Deferred Shares.
 Any Dividend Equivalents not converted into Deferred Shares shall be paid in cash upon the final distribution of the Eligible Director's Deferred Shares.

5.	Timing and Form of Elections.  Any election described in
Sections 3(b) and 4 hereof:

	(a)	shall be in the form of a document executed by the
director and filed with the Secretary of the Company;

	(b)	shall be made before the first day of the calendar year
in which the Fee is to be earned or, in the case of a new
Eligible Director, before the date he or she is first elected or appointed to the Board (any such election or appointment by a new
Eligible Director shall become effective on the date he or she is first elected or appointed to the Board); and

	(c)	shall continue until a director ceases to be a director
of the Company or until he or she terminates or modifies such election by written notice to the Secretary of the Company, as described below.

	An effective election may not be revoked or modified (except as to changes in the designation of a beneficiary or beneficiaries) with respect to Fees payable for a calendar year or portion of a calendar year for which such election is effective. Such election, unless terminated or modified as described below, shall apply to Fees payable with respect to each subsequent calendar year. An effective election may be terminated or modified for any subsequent calendar year by the filing of an election, on or before December 31 of the preceding calendar year for which such modification or termination is to be effective. If a Deferral Election is terminated, shares of Stock the receipt of which has previously been deferred shall be distributed only in accordance with the provisions of Section
4(b) hereof.

6.	Effect of Certain Events.  Notwithstanding an election
pursuant to Section 3(b) or Section 4 hereof:

	(a)	If, as determined by the Board in its sole discretion,
the director (during or following his or her membership on the Board) engaged in any activity or association in competition with or adverse or detrimental to the interest of the Company (i) all of such director's Deferred Shares shall be distributed immediately in the form of shares of Stock, (ii) all of such director's Dividend Equivalents not yet converted into Deferred
Shares shall be distributed immediately in cash, and (iii) all of such director's cash compensation earned and not yet converted into shares of Stock or Deferred Shares under the terms of this Plan shall be distributed in the form of shares of Stock as soon as practicable after the next Normal Stock Payment Date.

	(b)	Upon the occurrence of a Change in Control (as defined
below), (i) all Deferred Shares to the extent credited prior to the Change in Control shall be distributed immediately in the form of shares of Stock or their cash equivalent value, and (ii) all Dividend Equivalents not yet converted into Deferred Shares and all cash compensation earned and not yet converted into shares of Stock or Deferred Shares under the terms of this Plan shall be distributed immediately in cash.

	(c)	For purposes of the Plan, "Change in Control" shall
mean a change in control of the Company which shall be deemed to have occurred if:

		(i)	any Person (as defined in this Section 6) is or
becomes the Beneficial Owner (as defined in this Section 6) of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities (unless (A) such Person is the Beneficial Owner of 25% or more of such securities as of the date of adoption of this Plan by the Board or (B) the event causing the 25% threshold to be crossed is an acquisition of securities directly from the Company);

		(ii)	during any period of two consecutive years
beginning after the date of adoption of this Plan by the Board, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Change in Control definition) whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board;

		(iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination with voting securities of the Company or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of the Company or such surviving entity or of any Subsidiary of the Company or such surviving entity, at least 75% of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation); or

		(iv)	the shareholders of the Company approve a plan of
complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

	(d)	For purposes of the definition of Change in Control,
"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as supplemented by Section 13(d)(3) of the Exchange Act; provided, however, that "Person" shall not include
(i) the Company, any subsidiary of the Company or any other
Person controlled by the Company, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or of any subsidiary of the Company, or (iii) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of securities of the Company.

	(e)	For purposes of the definition of Change in Control, a
Person shall be deemed the "Beneficial Owner" of any securities which such Person, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that: (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (x) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder or (y) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder; in either case described in clause (x) or clause (y) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

	The provisions of this Section 6 shall not apply to the extent inconsistent with the requirements of Rule 16b-3 under the Exchange Act, as the same may be interpreted from time to time.

7.	Unfunded Promise to Pay.  Nothing in this Plan shall require the segregation of any assets of the Company or any type of funding by the Company of the deferred amounts payable hereunder, it being the intention of the parties that the Plan be an unfunded arrangement for federal income tax purposes.

8.	Nonassignability.  No amount due or payable under Section 4
of the Plan or any interest in the Plan, shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, lien, levy or like encumbrance. No such amount shall in any manner be liable for or subject to the debts or obligations of any Eligible Director. Prior to delivery of Deferred Shares by the Company pursuant to Section 4, no director shall have any right to transfer or assign any Deferred Shares, or any right to receive any Deferred Shares, credited to him pursuant to Section 4 of this Plan. Any purported assignment shall be null and void.

9.	Director's Rights Unsecured.  The right of an Eligible
Director to receive any shares of Stock hereunder shall rank as a general unsecured claim against the Company. Assets that may be set aside for the Company's convenience with respect to the Plan shall not in any way be held in trust for, or be subject to any prior claim by, an Eligible Director or beneficiary.

10.	Term of Plan.  The Plan shall become effective upon its
approval by the Board and shall apply to all Fees earned by Eligible Directors for services rendered to the Company on and after January 1, 1997. The Plan shall remain in effect until all shares of Stock reserved for issuance hereunder have been issued, unless sooner terminated by the Board.

11.	Administration of the Plan.  This Plan shall be administered by the Secretary of the Company, who shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions thereof.

12.	Amendment and Termination.  The Board may at any time and
from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that the provisions of
Section 3(a) hereof shall not be amended more than once every six months, other than to conform with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder. No amendment, modification or termination of the Plan shall in any manner adversely affect the rights of any Eligible Director with respect to shares of Stock to which he or she became entitled prior to such amendment, modification or termination or with respect to Deferred Shares that have been credited to his or her account pursuant to Section 4(a) hereof.

	Except as provided in Section 6 hereof, in the event the Plan is terminated, Deferred Shares and Dividend Equivalents shall be distributed at such time and in such manner as the Board shall determine, no later than they would have been distributed pursuant to the election applicable thereto.

13.	Compliance with Securities Laws.  The Company may require
any Eligible Director to whom Stock is issued, as a condition of receiving such Stock, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

14.	Right to Continue as Director.  Nothing in this Plan shall
be construed as conferring any right upon any director to continuance as a member of the Board.

15.	No Shareholder Rights Conferred.  Nothing in this Plan shall be deemed to confer on an Eligible Director any rights of a shareholder with regard to shares of Stock (including Deferred
Shares) until such shares are issued and delivered pursuant to the terms of the Plan.

16.	Compliance with Rule 16b-3.  This Plan is intended to comply with the applicable provisions of Rule 16b-3, as amended from time to time, under the Exchange Act, and shall be construed to so comply.

17.	Governing Law.  This Plan and all rights hereunder shall be
construed in accordance with and governed by the laws of the Commonwealth of Kentucky.